Exhibit 3.1

ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this 18th day of December, 2012, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Corporation”) shall be and hereby is amended as follows:

1. Article 3.A is hereby deleted in its entirety and replaced with the following:

“A. In General. The aggregate number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 70,000,000 shares, of which (i) 50,000,000 shares shall be common stock, par value $.01 per share (“Common Stock”), (ii) 10,000,000 shares shall be non-voting common stock, par value $.01 per share (“Non-Voting Common Stock”), and (iii) 10,000,000 shares shall be preferred stock, par value $5.00 per share (“Preferred Stock”). The relative powers, preferences, rights privileges, qualifications limitations and restrictions of the respective classes of capital stock of the Corporation are set forth below in this Article 3.”

2. Article 3.B(1) is hereby amended by replacing “10,000,000” with “50,000,000”.

3. The following is hereby inserted at the end of Article 3:

“D. Non-Voting Common Stock.

(1) In General. The Corporation shall be entitled to issue 10,000,000 shares of Non-Voting Common Stock. The Board of Directors of the Corporation is hereby empowered, at any time and from time to time, to issue in whole or in part and in one or more series the undesignated shares of Non-Voting Common Stock, and to provide for the designations, limitations and relative rights thereof by adoption of Articles of Amendment to these Articles. Except with respect to voting rights as provided in Section D(3) of this Article 3, Non-Voting Common Stock shall have the same preferences, limitations, and relative rights as, and shall be identical in all respects to, the

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Common Stock; provided, however, that any stock dividend on the Non-Voting Common Stock shall be payable solely in Non-Voting Common Stock. Except as otherwise expressly limited by the Virginia Stock Corporation Act or by these Articles, the authority of the Board of Directors of the Corporation with respect to each series of Non-Voting Common Stock shall include, but not be limited to, the fixing and determination of the following:

(a) the designation of such series and the number of shares to constitute such series; and

(b) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange.

(2) Subject to Preferred Stock. The Non-Voting Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(3) Voting. Except as required by the Virginia Stock Corporation Act and as cannot be abrogated with the denial of voting rights contained in the articles of incorporation of a Virginia corporation, the Non-Voting Common Stock shall have no right to vote on any matter submitted to a vote of shareholders of the Corporation; provided, however, that so long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, whether or not such approval is required by Virginia law, (a) alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock or (b) enter into any merger, share exchange or business consolidation unless the Non-Voting Common Stock is entitled to receive the same per share consideration in such merger, share exchange or business consolidation as the Common Stock.

(4) Anti-Dilution. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Non-Voting Common Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-

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split or otherwise, as appropriate, such that the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such event.

(5) Non-Voting Common Stock, Series A. There is hereby created out of the authorized and unissued shares of Non-Voting Common Stock of the Corporation a series of Non-Voting Common Stock designated as the “Non-Voting Common Stock, Series A” (the “Non-Voting Common Stock, Series A”).

(a) The authorized number of shares of Non-Voting Common Stock, Series A shall be 1,000,000. This Article 3.D.(5) constitutes the Certificate of Designations for the Non-Voting Common Stock, Series A (the “Non-Voting Common Stock, Series A Certificate of Designations”).

(b) Subject to the other provisions of the Non-Voting Common Stock, Series A Certificate of Designation, any holder of shares of Non-Voting Common Stock, Series A may convert any number of shares of Non-Voting Common Stock, Series A into an equal number of shares of Common Stock at the option of the holder; provided, however, that no share of Non-Voting Common Stock, Series A will be convertible in the hands of or at the election of the initial purchaser of such share of Non-Voting Common Stock, Series A from the Corporation (the “Initial Holder”), or any affiliate of such Initial Holder at any time; provided, further, that each share of Non-Voting Common Stock, Series A will be convertible by a transferee from the Initial Holder who is unaffiliated with the Initial Holder in connection with or after a transfer by the Initial Holder to a third party unaffiliated with such Initial Holder if the transfer complies with the following limitations: (i) the transfer is part of a widely distributed public offering of Common Stock; (ii) the transfer is part of an offering that is not a widely distributed public offering of Common Stock but is one in which no one transferee (or group of associated transferees) of the Non-Voting Common Stock, Series A acquires the rights to purchase in excess of two percent (2%) of the voting securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iii) the transfer is part of a transfer of Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (iv) the transfer is part of a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority having jurisdiction. In order to transfer such shares of Non-Voting Common Stock, Series A to permit conversion of such shares under the preceding clauses (i) - (iv), a transferee of such shares must submit to the Corporation documentation reasonably satisfactory to the Corporation that such transfer and conversion satisfies the requirements of

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this Section (b). Notwithstanding the foregoing, the Initial Holder may at any time transfer the shares of Non-Voting Common Stock, Series A to an affiliate of the Initial Holder, or to the Corporation.

(c) Upon presentation and surrender for cancellation of the certificate representing shares of Non-Voting Common Stock, Series A in respect of which a conversion election has been made in accordance with the previous paragraph, the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Common Stock. The Corporation shall from time to time reserve for issuance the number of shares of Common Stock into which all outstanding shares of Non-Voting Common Stock, Series A may be converted. The conversion rights provided for in this section shall be subject to the additional limitations contained in section (d) of the Non-Voting Common Stock, Series A Certificate of Designations.

(d) No share of Non-Voting Common Stock, Series A shall be converted into Common Stock if, as a result of such conversion, the holder of such share of Common Stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of the Corporation’s voting securities. If the Board of Directors of the Corporation determines in good faith, which determination shall be final and binding:

(i) prior to the issuance of shares of Common Stock on conversion of Non-Voting Common Stock, Series A that the issuance of such shares of Common Stock would result in a violation of the ownership limitation contained in this Section (d) of the Non-Voting Common Stock, Series A Certificate of Designations, the Board of Directors shall be entitled to refuse to issue on such conversion the shares of Common Stock that would cause the violation of such ownership limitation; and

(ii) after the issuance of shares of Common Stock on conversion of Non-Voting Common Stock, Series A that the issuance of such shares of Common Stock has resulted in a violation of the ownership limitation contained in this Section (d) of the Non-Voting Common Stock, Series A Certificate of Designations, the Board of Directors of the Corporation shall rescind such conversion to the extent it caused such violation, cancel the shares of Common Stock issued on conversion that caused such violation and re-issue in respect of such canceled shares of Common Stock the shares of Non-Voting Common Stock, Series A that were canceled on conversion.

(e) At least 15 calendar days before the record date for the annual meeting of holders of Common Stock, the Corporation shall provide to holders of Non-Voting Common Stock, Series A the total number of shares of the Corporation’s voting securities issued and outstanding as of a recent date.

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(f) Upon the issuance of the shares of Common Stock converted in accordance with the Non-Voting Common Stock, Series A Certificate of Designations, such shares shall be deemed to be duly authorized, validly issued, fully paid and nonassessable, and shall be free and clear of all liens, claims, security interests, charges and other encumbrances other than restrictions on transfer arising under federal and state securities laws. When shares of Non-Voting Common Stock, Series A have been converted in accordance with the Non-Voting Common Stock, Series A Certificate of Designations, they shall be canceled and become authorized but unissued shares of Non-Voting Common Stock, undesignated as to series.

(g) The issuance of shares of Common Stock upon conversion of shares of Non-Voting Common Stock, Series A shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of shares of Common Stock to a person other than the holder who surrendered the shares of Non-Voting Common Stock, Series A for conversion.

(h) The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock, Series A such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock, Series A; provided, however, that if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, Series A, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(i) As used in this Section (c) of this Non-Voting Common Stock, Series A, the following terms shall have the meaning ascribed to them below:

“affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with

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respect to any person, shall mean the possession, directly or indirectly, of the power to direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“person” means an individual, corporation, estate, trust, association, company, partnership or similar organization.

“transfer” means any sale, transfer, assignment, conveyance, pledge, short sale or other disposition, direct or indirect change of control of the holder, or the issuance of any option or interest similar to an option to sell, transfer, assign, convey, pledge, or otherwise dispose.

APPROVAL OF AMENDMENT

The foregoing Amendment to the Articles of Incorporation was duly approved by the Board of Directors on December 10, 2012. The foregoing Amendment to the Articles of Incorporation was proposed by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation in accordance with the Virginia Stock Corporation Act for a vote on December 17, 2012. There were 2,934,955 shares of the Corporation’s common stock entitled to vote at the meeting and (i) 2,072,385 of such shares were cast in favor of the amendment pursuant to Sections 1 and 2 above, and 116,922 of such shares were cast against such amendment, which vote was sufficient for approval of the such amendment, and (ii) 1,745,552 of such shares were cast in favor of the amendment pursuant to Section 3 above, and 38,193 of such shares were cast against such amendment, which vote was sufficient for approval of such amendment.

[Signature Page Immediately Follows]

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I am an officer of the Corporation and I have executed these Articles of Amendment on the Corporation’s as of the date first written above.

WASHINGTONFIRST BANKSHARES, INC.

Shaza L. Andersen
Chief Executive Officer

[Signature Page to Amendment to Articles of Incorporation]

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ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

Of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this 31st day of January, 2012, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Company”) shall be, and is hereby amended as follows:

Paragraph A. shall be deleted and replaced with the following:

A. In General. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue shall be 35,000,000 shares, of which (i) 25,000,000 shares shall be common stock, par value $.01 per share (“Common Stock”), and (ii) 10,000,000 shares shall be preferred stock, par value $5.00 per share (“Preferred Stock”). The relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the respective classes of capital stock of the Corporation are set forth below in this Article 3.

APPROVAL OF AMENDMENT

The foregoing Amendment to the Articles of Incorporation was duly approved by the Board of Directors on January 23, 2012. The Articles of Incorporation and By-laws of the Company, and the Virginia Stock Corporation Act, Va. Code §13.1-601 et seq., authorize and empower the Board of Directors to amend the Articles of Incorporation, without shareholder approval, to eliminate or change the par value of the shares of any class or series of stock of the Company. Therefore, shareholder approval was not required.

I am an officer of the Company and I have executed these Articles of Amendment on the Company’s behalf on January 31, 2012.

WASHINGTONFIRST BANKSHARES, INC.

/s/ Shaza L. Andersen
Shaza L. Andersen Chief Executive Officer

2

ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

Of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this 25th day of July, 2011, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Company”) shall be, and is hereby, amended to establish a series of the Company’s preferred stock, par value $5.00 per share, which shall be designated the “Senior Non-Cumulative Perpetual Preferred Stock, Series D” (the “Series D Preferred Stock”). The material terms of the Series D Preferred Stock are set forth in the Certificate of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series D, attached hereto as Annex A, which is hereby adopted and incorporated by reference as if fully restated herein.

APPROVAL OF AMENDMENT

The foregoing Amendment to the Articles of Incorporation was duly approved by the Board of Directors on July 18, 2011. The Articles of Incorporation and By-laws of the Company authorize and empower the Board of Directors to issue in one or more series the undesignated shares of preferred stock, and to provide for the designation, preferences, limitations and relative rights of such preferred stock by adoption of Articles of Amendment. Therefore, shareholder approval was not required.

I am an officer of the Company and I have executed these Articles of Amendment on the Company’s behalf on July 25, 2011.

WASHINGTONFIRST BANKSHARES, INC.

/s/ Shaza L. Andersen
Shaza L. Andersen
Chief Executive Officer

ANNEX A

CERTIFICATE OF DESIGNATIONS

OF

SENIOR NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D

OF

WASHINGTONFIRST BANKSHARES, INC.

WashingtonFirst Bankshares, Inc., a bank holding company organized and existing under the laws of the Commonwealth of Virginia (the “Issuer”), in accordance with the provisions of Section 13.1-706 of the Virginia Code, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the articles of incorporation of the Issuer and applicable law, adopted the following resolution on July 18, 2011 creating a series of 17,796 shares of Preferred Stock of the Issuer designated as “Senior Non-Cumulative Perpetual Preferred Stock, Series D”.

RESOLVED, that pursuant to the provisions of the articles of incorporation of the Issuer and applicable law, a series of Preferred Stock, par value $5.00 per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. is hereby amended to include a new Article 3.C(5), as follows:

(5)	Senior Non-Cumulative Perpetual Preferred Stock, Series D

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Senior Non-Cumulative Perpetual Preferred Stock, Series D” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 17,796.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $5.00 per share, of the Issuer.

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(b) “Definitive Agreement” means that certain Securities Purchase Agreement by and between Issuer and Treasury, dated as of the Signing Date.

(c) “Junior Stock” means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means (i) the amount equal to twenty-five percent (25%) of the aggregate Liquidation Amount of Designated Preferred Stock issued on the Original Issue Date or (ii) all of the outstanding Designated Preferred Stock, if the aggregate liquidation preference of the outstanding Designated Preferred Stock is less than the amount set forth in the preceding clause (i).

(f) “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) “Signing Date” means August 4, 2011.

(h) “Treasury” means the United States Department of the Treasury and any successor in interest thereto.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, WashingtonFirst Bankshares, Inc. has caused this Certificate of Designations to be signed by Shaza L. Andersen, its Chief Executive Officer, this 25th day of July 2011.

WASHINGTONFIRST BANKSHARES, INC.

By:	/s/ Shaza L. Andersen
	Name:	Shaza L. Andersen
	Title:	Chief Executive Officer

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Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designation. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer, as set forth below.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Acquiror,” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.

(b) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) “Applicable Dividend Rate” has the meaning set forth in Section 3(a).

(d) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(e) “Bank Holding Company” means a company registered as such with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. §1842 and the regulations of the Board of Governors of the Federal Reserve System thereunder.

(f) “Baseline” means the “Initial Small Business Lending Baseline” set forth on the Initial Supplemental Report (as defined in the Definitive Agreement), subject to adjustment pursuant to Section 3(a).

(g) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

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(h) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

(i) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(j) “Call Report” has the meaning set forth in the Definitive Agreement.

(k) “Certificate of Designation” means the Certificate of Designation or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(l) “Charge-Offs” means the net amount of loans charged off by the Issuer or, if the Issuer is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies) during quarters that begin on or after the Signing Date, determined as follows:

(i) if the Issuer or the applicable IDI Subsidiary is a bank, by subtracting (A) the aggregate dollar amount of recoveries reflected on line RIAD4605 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line RIAD4635 of its Call Reports for such quarters (without duplication as a result of such dollar amounts being reported on a year-to-date basis); or

(ii) if the Issuer or the applicable IDI Subsidiary is a thrift, by subtracting (A) the sum of the aggregate dollar amount of recoveries reflected on line VA140 of its Call Reports for such quarters and the aggregate dollar amount of adjustments reflected on line VA150 of its Call Reports for such quarters from (B) the aggregate dollar amount of charge-offs reflected on line VA160 of its Call Reports for such quarters.

(m) “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(n) “CPP Lending Incentive Fee” has the meaning set forth in Section 3(e).

(o) “Current Period” has the meaning set forth in Section 3(a)(i)(2).

(p) “Dividend Payment Date” means January 1, April 1, July 1, and October 1 of each year.

(q) “Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date; provided, however, the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date (the “Initial Dividend Period”).

(r) “Dividend Record Date” has the meaning set forth in Section 3(b).

(s) “Dividend Reference Period” has the meaning set forth in Section 3(a)(i)(2).

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(t) “GAAP” means generally accepted accounting principles in the United States.

(u) “Holding Company Preferred Stock” has the meaning set forth in Section 7(c)(v).

(v) “Holding Company Transaction” means the occurrence of (a) any transaction (including, without limitation, any acquisition, merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than 50% of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.

(w) “IDI Subsidiary” means any Issuer Subsidiary that is an insured depository institution.

(x) “Increase in QSBL” means:

(i) with respect to the first (1st) Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL set forth in the Initial Supplemental Report (as defined in the Definitive Agreement); and

(ii) with respect to each subsequent Dividend Period, the difference obtained by subtracting (A) the Baseline from (B) QSBL for the Dividend Reference Period for the Current Period.

(y) “Initial Dividend Period” has the meaning set forth in the definition of “Dividend Period”.

(z) “Issuer Subsidiary” means any subsidiary of the Issuer.

(aa) “Liquidation Preference” has the meaning set forth in Section 4(a).

(bb) “Non-Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by subtracting the Qualifying Portion Percentage from one (1).

(cc) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(dd) “Percentage Change in QSBL” has the meaning set forth in Section 3(a)(ii).

(ee) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

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(ff) “Preferred Director” has the meaning set forth in Section 7(c).

(gg) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(hh) “Previously Acquired Preferred Shares” has the meaning set forth in the Definitive Agreement.

(ii) “Private Capital” means, if the Issuer is Matching Private Investment Supported (as defined in the Definitive Agreement), the equity capital received by the Issuer or the applicable Affiliate of the Issuer from one or more non-governmental investors in accordance with Section 1.3(m) of the Definitive Agreement.

(jj) “Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

(kk) “Qualified Small Business Lending” or “QSBL” means, with respect to any particular Dividend Period, the “Quarter-End Adjusted Qualified Small Business Lending” for such Dividend Period set forth in the applicable Supplemental Report.

(ll) “Qualifying Portion Percentage” means, with respect to any particular Dividend Period, the percentage obtained by dividing (i) the Increase in QSBL for such Dividend Period by (ii) the aggregate Liquidation Amount of then-outstanding Designated Preferred Stock.

(mm) “Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision pursuant to 12 U.S.C. §1467a(b) and the regulations of the Office of Thrift Supervision promulgated thereunder.

(nn) “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP applied on a consistent basis, and as measured from the date of the Issuer’s most recent consolidated financial statements prior to the Signing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(oo) “Signing Date Tier 1 Capital Amount” means $28,573,503.

(pp) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designation relating to the Designated Preferred Stock.

(qq) “Supplemental Report” means a Supplemental Report delivered by the Issuer to Treasury pursuant to the Definitive Agreement.

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(rr) “Tier 1 Dividend Threshold” means, as of any particular date, the result of the following formula:

( ( A + B – C ) * 0.9 ) – D

where:

A =	Signing Date Tier 1 Capital Amount;

B =	the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury;

C =	the aggregate amount of Charge-Offs since the Signing Date; and

D =	(i) beginning on the first day of the eleventh (11th) Dividend Period, the amount equal to ten percent (10%) of the aggregate Liquidation Amount of the Designated Preferred Stock issued to Treasury as of the Effective Date (without regard to any redemptions of Designated Preferred Stock that may have occurred thereafter) for every one percent (1%) of positive Percentage Change in Qualified Small Business Lending between the ninth (9th) Dividend Period and the Baseline; and

(ii) zero (0) at all other times.

(ss) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Section 7(d) of these Standard Provisions that form a part of the Certificate of Designation, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate.

(i) The “Applicable Dividend Rate” shall be determined as follows:

(1) With respect to the Initial Dividend Period, the Applicable Dividend Rate shall be one percent (1%).

(2) With respect to each of the second (2nd) through the tenth (10th) Dividend Periods, inclusive (in each case, the “Current Period”), the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column “A” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the Dividend Period that was two Dividend Periods prior to the Current Period (the “Dividend Reference Period”) and the Baseline, multiplied by (y) the Qualifying Portion Percentage; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage.

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In each such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the Dividend Reference Period.

(3) With respect to the eleventh (11th) through the eighteenth (18th) Dividend Periods, inclusive, and that portion of the nineteenth (19th) Dividend Period prior to, but not including, the four and one half (4 1/2) year anniversary of the Original Issue Date, the Applicable Dividend Rate shall be:

(A) (x) the applicable rate set forth in column “B” of the table in Section 3(a)(iii), based on the Percentage Change in QSBL between the ninth (9th) Dividend Period and the Baseline, multiplied by (y) the Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period; plus

(B) (x) five percent (5%) multiplied by (y) the Non-Qualifying Portion Percentage, calculated as of the last day of the ninth (9th) Dividend Period.

In such case, the Applicable Dividend Rate shall be determined at the time the Issuer delivers a complete and accurate Supplemental Report to Treasury with respect to the ninth (9th) Dividend Period.

(4) With respect to (A) that portion of the nineteenth (19th) Dividend Period beginning on the four and one half (4 1/2) year anniversary of the Original Issue Date and (B) all Dividend Periods thereafter, the Applicable Dividend Rate shall be nine percent (9%).

(5) Notwithstanding anything herein to the contrary, if the Issuer fails to submit a Supplemental Report that is due during any of the second (2nd) through tenth (10th) Dividend Periods on or before the sixtieth (60th) day of such Dividend Period, the Issuer’s QSBL for the Dividend Period that would have been covered by such Supplemental Report shall be zero (0) for purposes hereof.

(6) Notwithstanding anything herein to the contrary, but subject to Section 3(a)(i)(5) above, if the Issuer fails to submit the Supplemental Report that is due during the tenth (10th) Dividend Period, the Issuer’s QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(3) and (4). The Applicable Dividend Rate shall be re-determined effective as of the

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first day of the calendar quarter following the date such failure is remedied, provided it is remedied prior to the four and one half (4 1/2) anniversary of the Original Issue Date.

(7) Notwithstanding anything herein to the contrary, if the Issuer fails to submit any of the certificates required by Sections 3.1(d)(ii) or 3.1(d)(iii) of the Definitive Agreement when and as required thereby, the Issuer’s QSBL for the shall be zero (0) for purposes of calculating the Applicable Dividend Rate pursuant to Section 3(a)(i)(2) or (3) above until such failure is remedied.

(ii) The “Percentage Change in Qualified Lending” between any given Dividend Period and the Baseline shall be the result of the following formula, expressed as a percentage:

(	( QSBL for the Dividend Period – Baseline ) Baseline	)	x 100

(iii) The following table shall be used for determining the Applicable Dividend Rate:

	The Applicable Dividend Rate shall be:
If the Percentage Change in Qualified Lending is:	Column “A” (each of the 2nd – 10th Dividend Periods)	Column “B” (11th – 18th, and the first part of the 19th, Dividend Periods)
0% or less	5%	7%
More than 0%, but less than 2.5%	5%	5%
2.5% or more, but less than 5%	4%	4%
5% or more, but less than 7.5%	3%	3%
7.5% or more, but less than 10%	2%	2%
10% or more	1%	1%

(iv) If the Issuer consummates a Business Combination, a purchase of loans or a purchase of participations in loans and the Designated Preferred Stock remains outstanding thereafter, then the Baseline shall thereafter be the “Quarter-End Adjusted Small Business Lending Baseline” set forth on the Quarterly Supplemental Report (as defined in the Definitive Agreement).

(b) Payment. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to:

(i) each Dividend Period (other than the Initial Dividend Period) at a rate equal to one-fourth ( 1/4) of the Applicable Dividend Rate with respect to each Dividend Period on the Liquidation Amount per share of Designated Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date; and

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(ii) the Initial Dividend Period, on the first such Dividend Payment Date to occur at least twenty (20) calendar days after the Original Issue Date, an amount equal to (A) the Applicable Dividend Rate with respect to the Initial Dividend Period multiplied by (B) the number of days from the Original Issue Date to the last day of the Initial Dividend Period (inclusive) divided by 360.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. For avoidance of doubt, “payable quarterly in arrears” means that, with respect to any particular Dividend Period, dividends begin accruing on the first day of such Dividend Period and are payable on the first day of the next Dividend Period.

The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designation).

(c) Non-Cumulative. Dividends on shares of Designated Preferred Stock shall be non-cumulative. If the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Designated Preferred Stock in respect of any Dividend Period:

(i) the holders of Designated Preferred Stock shall have no right to receive any dividend for such Dividend Period, and the Issuer shall have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Preferred Stock; and

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(ii) the Issuer shall, within five (5) calendar days, deliver to the holders of the Designated Preferred Stock a written notice executed by the Chief Executive Officer and the Chief Financial Officer of the Issuer stating the Board of Directors’ rationale for not declaring dividends.

(d) Priority of Dividends; Restrictions on Dividends.

(i) Subject to Sections 3(d)(ii), (iii) and (v) and any restrictions imposed by the Appropriate Federal Banking Agency or, if applicable, the Issuer’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may declare and pay dividends on the Common Stock, any other shares of Junior Stock, or Parity Stock, in each case only if (A) after giving effect to such dividend the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold, and (B) full dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

(ii) If a dividend is not declared and paid in full on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such Dividend Period in which a dividend is declared and paid on the Designated Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material breach of a covenant by which the Issuer is bound.

(iii) When dividends have not been declared and paid in full for an aggregate of four (4) Dividend Periods or more, and during such time the Issuer was not subject to a regulatory determination that prohibits the declaration and payment of dividends, the Issuer shall, within five (5) calendar days of each missed payment, deliver to the holders of the Designated Preferred Stock a certificate executed by at least a majority of the Board of Directors stating that the Board of Directors used its best efforts to declare and pay such dividends in a manner consistent with (A) safe and sound banking practices and (B) the directors’ fiduciary obligations.

(iv) Subject to the foregoing and Section 3(e) below and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

(v) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock.

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(e) Special Lending Incentive Fee Related to CPP. If Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date and the Issuer did not apply to Treasury to redeem such Previously Acquired Preferred Shares prior to December 16, 2010, and if the Issuer’s Supplemental Report with respect to the ninth (9th) Dividend Period reflects an amount of Qualified Small Business Lending that is less than or equal to the Baseline (or if the Issuer fails to timely file a Supplemental Report with respect to the ninth (9th) Dividend Period), then beginning on April 1, 2014 and on all Dividend Payment Dates thereafter ending on April 1, 2016, the Issuer shall pay to the Holders of Designated Preferred Stock, on each share of Designated Preferred Stock, but only out of assets legally available therefor, a fee equal to 0.5% of the Liquidation Amount per share of Designated Preferred Stock (“CPP Lending Incentive Fee”). All references in Section 3(d) to “dividends” on the Designated Preferred Stock shall be deemed to include the CPP Lending Incentive Fee.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends on each such share (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Is Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock

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receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) Optional Redemption.

(i) Subject to the other provisions of this Section 5:

(1) The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding; and

(2) If, after the Signing Date, there is a change in law that modifies the terms of Treasury’s investment in the Designated Preferred Stock or the terms of Treasury’s Small Business Lending Fund program in a materially adverse respect for the Issuer, the Issuer may, after consultation with the Appropriate Federal Banking Agency, redeem all of the shares of Designated Preferred Stock at the time outstanding.

(ii) The per-share redemption price for shares of Designated Preferred Stock shall be equal to the sum of:

(1) the Liquidation Amount per share,

(2) the per-share amount of any unpaid dividends for the then current Dividend Period at the Applicable Dividend Rate to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period; and

(3) the pro rata amount of CPP Lending Incentive Fees for the current Dividend Period.

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

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(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable, but in any event the shares to be redeemed shall not be less than the Minimum Amount. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time, subject to the approval of the Appropriate Federal Banking Agency. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

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(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Board Observation Rights. Whenever, at any time or times, dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative selected by the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings; provided, that the holders of the Designated Preferred Stock shall not be obligated to select such a representative, nor shall such representative, if selected, be obligated to attend any meeting to which he/she is invited. The rights of the holders of the Designated Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(c) Preferred Stock Directors. Whenever, at any time or times, (i) dividends on the shares of Designated Preferred Stock have not been declared and paid in full within five (5) Business Days after each Dividend Payment Date for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Designated Preferred Stock is greater than or equal to $25,000,000, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty days later, the President of the Company shall promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Designated Preferred Stock for at least four consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every

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subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(d) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the written consent of (x) Treasury if Treasury holds any shares of Designated Preferred Stock, or (y) the holders of a majority of the outstanding shares of Designated Preferred Stock, voting as a single class, if Treasury does not hold any shares of Designated Preferred Stock, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designation for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock;

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Subject to Section 7(d)(v) below, any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference

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securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole; provided, that in all cases, the obligations of the Issuer are assumed (by operation of law or by express written assumption) by the resulting entity or its ultimate parent;

(iv) Certain Asset Sales. Any sale of all, substantially all, or any material portion of, the assets of the Company, if the Designated Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; and

(v) Holding Company Transactions. Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock shall entitle holders thereof to dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to

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such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Restriction on Redemptions and Repurchases.

(a) Subject to Sections 8(b) and (c), so long as any share of Designated Preferred Stock remains outstanding, the Issuer may repurchase or redeem any shares of Capital Stock (as defined below), in each case only if (i) after giving effect to such dividend, repurchase or redemption, the Issuer’s Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Designated Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).

(b) If a dividend is not declared and paid on the Designated Preferred Stock in respect of any Dividend Period, then from the last day of such Dividend Period until the last day of the third (3rd) Dividend Period immediately following it, neither the Issuer nor any Issuer Subsidiary shall, redeem, purchase or acquire any shares of Common Stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of the Issuer or any Issuer Subsidiary, or any trust preferred securities issued by the Issuer or any Affiliate of the Issuer (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Designated Preferred Stock and (ii) repurchases of Junior Stock or Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (iii) the acquisition by the Issuer or any of the Issuer Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any other Issuer Subsidiary), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (iv), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock, (v) redemptions of securities held by the Issuer or any wholly-owned Issuer Subsidiary or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any Issuer Subsidiary required pursuant to binding contractual agreements entered into prior to (x) if Treasury held Previously Acquired Preferred Shares immediately prior to the Original Issue Date, the original issue date of such Previously Acquired Preferred Shares, or (y) otherwise, the Signing Date).

(c) If the Issuer is not Publicly-Traded, then after the tenth (10th) anniversary of the Signing Date, so long as any share of Designated Preferred Stock remains outstanding, no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries.

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Section 9. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. References to Line Items of Supplemental Reports. If Treasury modifies the form of Supplemental Report, pursuant to its rights under the Definitive Agreement, and any such modification includes a change to the caption or number of any line item on the Supplemental Report, then any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 12. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 13. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 14. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

Of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this 20th day of May, 2010, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Company”) shall be, and is hereby amended as follows:

Paragraph A. shall be deleted and replaced with the following:

A. In General. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue shall be 35,000,000 shares, of which (i) 25,000,000 shares shall be common stock, par value $5.00 per share (“Common Stock”), and (ii) 10,000,000 shares shall be preferred stock, par value $5.00 per share (“Preferred Stock”). The relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the respective classes of capital stock of the Corporation are set forth below in this Article 3.

Paragraph B.(1) shall be deleted and replaced with the following:

(1) In General. The Corporation shall be entitled to issue 25,000,000 shares of Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any series of the Preferred Stock upon issuance of any shares of such series of the Preferred Stock.

Paragraph C.(1) shall be deleted and replaced with the following:

(1) In General. The Preferred Stock shall consist of 10,000,000 shares. The Board of Directors of the Corporation is hereby empowered, at any time and from time to time, to issue in whole or in part and in one or more series the undesignated shares of Preferred Stock, and to provide for the designation, preferences, limitations and relative rights thereof by adoption of Articles of Amendment to these Articles. Except as otherwise expressly limited by the laws of the Commonwealth of Virginia or by these Articles, the authority of the Board of Directors of the Corporation with respect to each such series shall include, but not be limited to, the fixing and determination of the following:

(a) the designation of such series, the number of shares to constitute such class or series and the stated value thereof if any;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more or less than one vote per share;

(c) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such series, whether any such dividends shall be wholly or partly cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

(d) whether the shares of such series shall be subject to redemption by or repurchase by the Corporation, and if so, the times, prices and other terms and conditions of such repurchase or redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or

2

the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of such class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class; and

(j) the ranking (be it pari passu, junior or senior) of each series as to the payment of dividends, the distribution of assets and all other matters.

Article 8 of the Articles of Incorporation of the Company shall be, and is hereby amended as follows:

Article 8 shall be deleted and replaced with the following:

ARTICLE 8 - DIRECTORS

The number of directors constituting the entire board shall be not less than three (3) nor more than twenty-five (25), the exact number of which shall be as stated or fixed in accordance with the Corporation’s By-Laws, provided that the number of directors shall not be reduced as to shorten the term of any director then in office. The directors shall be divided into three (3) groups, Group I, Group II and Group III, as nearly equal in number as possible. At the first annual meeting of stockholders of the Corporation, directors of Group I shall be elected for a term of one (1) year, directors of Group II shall be elected for a term of two (2) years, and directors of Group III shall be elected for a term of three (3) years. After the expiration of their initial term of office, directors of each group shall be elected for three (3) year terms. All directors shall remain in office until their successors have been duly elected by the stockholders and qualified.

The initial directors of the Corporation shall be:

Group I	Shaza L. Andersen
Group II	William C. Oldaker
Group III	Joseph S. Bracewell

APPROVAL BY BOARD OF DIRECTORS

The foregoing Amendment to the Articles of Incorporation of the Company was duly approved by the Board of Directors on February 22, 2010, by a vote of at least two-thirds (2/3) of the directors in office, and was recommended for approval by the stockholders of the Company at the 2010 Annual Meeting of Stockholders.

3

APPROVAL BY STOCKHOLDERS

In accordance with the provisions of VA Code Ann. §13.1-710, the Amendment was proposed by the Board of Directors and submitted to the shareholders.

Holders of 2,582,254 shares of the Company’s common stock were entitled to cast one vote on the Amendment for every share of common stock held.

At the 2010 Annual Meeting of Stockholders a total of 1,311,626 votes were cast in favor of the Amendment, and a total of 19,758 votes were cast against the Amendment. The number of votes cast in favor of the Amendment was sufficient for approval of the Amendment.

I am an officer of the Company and I have executed these Articles of Amendment on the Company’s behalf on May 20, 2010.

WASHINGTONFIRST BANKSHARES, INC.

/s/ Matthew R. Johnson
Matthew R. Johnson
Chief Financial Officer

4

ARTICLES OF AMENDMENT

To Amend the Articles of Incorporation

Of

WASHINGTONFIRST BANKSHARES, INC.

Pursuant to Title 13.1 of the Code of Virginia, the undersigned Virginia bank holding company on this 28th day of October, 2009, states as follows:

NAME OF THE CORPORATION

The name of the Virginia bank holding company is WashingtonFirst Bankshares, Inc.

AMENDMENT TO ARTICLES OF INCORPORATION

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. (the “Company”) shall be, and is hereby, amended to establish a series of the Company’s preferred stock, par value $5.00 per share, which shall be designated the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”). The material terms of the Series C Preferred Stock are set forth in the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, attached hereto as Annex A, which is hereby adopted and incorporated by reference as if fully restated herein.

APPROVAL OF AMENDMENT

The foregoing Amendment to the Articles of Incorporation was duly approved by the Board of Directors on October 19, 2009. The Articles of Incorporation and By-laws of the Company authorize and empower the Board of Directors to issue in one or more series the undesignated shares of preferred stock, and to provide for the designation, preferences, limitations and relative rights of such preferred stock by adoption of Articles of Amendment. Therefore, shareholder approval was not required.

I am an officer of the Company and I have executed these Articles of Amendment on the Company’s behalf on October 28, 2009.

WASHINGTONFIRST BANKSHARES, INC.

/s/ Matthew R. Johnson
Matthew R. Johnson
Chief Financial Officer

ANNEX A

CERTIFICATE OF DESIGNATIONS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

OF

WASHINGTONFIRST BANKSHARES, INC.

WashingtonFirst Bankshares, Inc., a bank holding company organized and existing under the laws of the Commonwealth of Virginia (the “Issuer”), in accordance with the provisions of Section 13.1-706 of the Virginia Code, does hereby certify:

The board of directors of the Issuer (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the articles of incorporation of the Issuer and applicable law, adopted the following resolution on October 19, 2009 creating a series of 6,842 shares of Preferred Stock of the Issuer designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series C”.

RESOLVED, that pursuant to the provisions of the articles of incorporation of the Issuer and applicable law, a series of Preferred Stock, par value $5.00 per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Article 3 of the Articles of Incorporation of WashingtonFirst Bankshares, Inc. is hereby amended to include a new Article 3.C(4), as follows:

(4)	Fixed Rate Cumulative Perpetual Preferred Stock, Series C

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 6,842.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

COD – Preferred Stock	1

Part. 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Schedule A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $5.00 per share, of the Issuer.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock, and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $1,710,000.

(f) “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) “Signing Date” means October 30, 2009.

Part. 4. Certain Voting Matters Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

COD – Preferred Stock	2

IN WITNESS WHEREOF, WashingtonFirst Bankshares, Inc. has caused this Certificate of Designations to be signed by Matthew R. Johnson, its Chief Financial Officer, this 28th day of October, 2009.

WashingtonFirst Bankshares, Inc.

By:	/s/ Matthew R. Johnson

Name:	Matthew R. Johnson

Title:	Chief Financial Officer

COD – Preferred Stock	3

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Exchange Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Exchange Date” means the date on which the shares of preferred stock of the Bank were exchanged for shares of Designated Preferred Stock.

COD – Preferred Stock	A-1

(k) “Liquidation Preference” has the meaning set forth in Section 4(a).

(l) “Original Issue Date” means the date on which shares of Designated Preferred Shares are first issued.

(m) “Preferred Director” has the meaning set forth in Section 7(b).

(n) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

(o) “Qualified Equity Offering” means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Exchange Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but

COD – Preferred Stock	A-2

excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

COD – Preferred Stock	A-3

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as

COD – Preferred Stock	A-4

to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate

COD – Preferred Stock	A-5

redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption

COD – Preferred Stock	A-6

have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any

COD – Preferred Stock	A-7

termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

COD – Preferred Stock	A-8

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

COD – Preferred Stock	A-9

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

COD – Preferred Stock	A-10

ARTICLES OF SHARE EXCHANGE

OF

WASHINGTONFIRST BANK

AND

WASHINGTONFIRST BANKSHARES, INC.

These Articles of Share Exchange are filed in accordance with the requirements of Virginia Code Section 13.1-720.

1. Plan of Share Exchange. The Plan of Share Exchange between WashingtonFirst Bank, a Virginia corporation (the “Bank”), and WashingtonFirst Bankshares, Inc., a Virginia corporation, is attached as Exhibit A (the “Plan”).

2. Approval by WashingtonFirst Bank. The Plan and the related Agreement and Plan of Reorganization dated February 25, 2009, of which the Plan is a part (together, the “Reorganization Plan”), were approved and adopted at a meeting of the Board of Directors of the Bank on February 17, 2009. The Board of Directors of the Bank recommended and submitted the Reorganization Plan to the shareholders of the Bank’s common stock, the only class of capital stock the Bank has issued and outstanding that is entitled to vote on the Reorganization Plan, at an annual meeting of shareholders called and held on April 20, 2009 in accordance with the Virginia Stock Corporation Act. The number of shares of Bank common stock issued and outstanding and entitled to vote on the Reorganization Plan, and the number of shares voted for or against, or that abstained from voting on, the Reorganization Plan were as follows:

Common Shares Issued and Outstanding	Common Shares Entitled to Vote	Shares Voted For	Shares Voted Against	Shares Abstaining

2,367,770	2,367,770	1,209,898	5,920	18,899

Such vote, representing approval by 51.1% of the total Bank common stock issued and outstanding and entitled to vote on the Reorganization Plan, was sufficient for approval of the Reorganization Plan by the Bank’s shareholders.

3. Approval by WashingtonFirst Bankshares, Inc. The Reorganization Plan was approved by the Board of Directors of WashingtonFirst Bankshares, Inc. at a meeting held on February 25, 2009. No shareholder approval was required because no shares of capital stock of WashingtonFirst Bankshares, Inc. have been issued.

4. Effective Date. The Effective Date of the Plan will be May 29, 2009.

[Signature Page to Follow]

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Dated: May 27, 2009

WASHINGTONFIRST BANK

By:	/s/ Shaza L. Andersen
Shaza L. Andersen
Chief Executive Officer

WASHINGTONFIRST BANKSHARES, INC.

By:	/s/ Shaza L. Andersen
Shaza L. Andersen
Chief Executive Officer

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Exhibit A

PLAN OF SHARE EXCHANGE

BETWEEN

WASHINGTONFIRST BANKSHARES, INC.

AND

WASHINGTONFIRST BANK

ARTICLE 1

THE PARTIES TO THE SHARE EXCHANGE AND EFFECTIVE DATE

1.1 The Parties to the Share Exchange. The name of the party whose shares are being acquired in the Share Exchange (as defined in section 2.1 below) is WashingtonFirst Bank, a Virginia banking corporation (the “Bank”). The name of the party acquiring the shares of the Bank in the Share Exchange is WashingtonFirst Bankshares, Inc., a Virginia corporation in formation (the “Holding Company”).

1.2 Effective Date. The effective date (the “Effective Date”) of the Share Exchange shall be the date and time shown on the Certificate of Share Exchange issued by the State Corporation Commission of Virginia effectuating the Share Exchange.

ARTICLE 2

TERMS AND CONDITIONS OF THE SHARE EXCHANGE

2.1 The Share Exchange. At the Effective Date, the Bank shall become a wholly-owned subsidiary of the Holding Company through the exchange of each of the outstanding shares of stock of each class and series of the Bank for one share of stock of the equivalent class and series of the Holding Company (the “Share Exchange”). The Share Exchange shall be effected in accordance with Section 3.1 of this Plan of Share Exchange and pursuant to Section 13.1-717 of the Virginia Stock Corporation Act.

2.2 Effect of Share Exchange. At the Effective Date, the Share Exchange shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

2.3 No Change of Control. This Plan of Share Exchange shall not constitute a change of control for purposes of any Bank Options (as defined below) granted by the Bank under the Bank Option Plans (as defined below), or for purposes of the Bank Warrants (as defined below) granted by the Bank under the Bank Warrant Plans (as defined below), or for purposes of the employment agreement between the Bank and Shaza L. Andersen, dated November 20, 2007, or the change in control agreements between the Bank and George W. Connors, IV, dated March 1, 2004, Matthew R. Johnson, dated August 1, 2004, and Richard D. Horn, dated November 20, 2007.

ARTICLE 3

MANNER OF EXCHANGING SHARES

3.1 Exchange of Shares. Upon the Effective Date shares of Holding Company stock shall be issued and allocated as follows:

(a) Each of the issued and outstanding shares of common stock of the Bank (“Bank Common Stock”) shall be automatically exchanged for one share of common stock of the Holding Company (“Holding Company Common Stock”). Outstanding certificates representing shares of Bank

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Common Stock will thereafter represent an equal number of shares of Holding Company Common Stock. As soon as practicable thereafter, the Holding Company will issue new stock certificates representing the shares of Holding Company Common Stock received in the Share Exchange. Each holder of Bank Common Stock, upon the surrender of his Bank stock certificates to the Holding Company duly endorsed for transfer, will be entitled to receive in exchange therefor a certificate or certificates representing an equivalent number of shares of Holding Company Common Stock, but shareholders will not be required to surrender their Bank stock certificates.

(b) Each of the issued and outstanding shares of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A of the Bank (“Bank Series A Preferred Stock”) shall be automatically exchanged for one share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Holding Company (“Holding Company Series A Preferred Stock”). Outstanding certificates representing shares of Bank Series A Preferred Stock will thereafter represent an equal number of shares of Holding Company Series A Preferred Stock. As soon as practicable thereafter, the Holding Company will issue new stock certificates representing the shares of Holding Company Series A Preferred Stock received in the Share Exchange. Each holder of Bank Series A Preferred Stock, upon the surrender of his Bank stock certificates to the Holding Company duly endorsed for transfer, will be entitled to receive in exchange therefor a certificate or certificates representing an equivalent number of shares of Holding Company Series A Preferred Stock, but shareholders will not be required to surrender their Bank stock certificates.

(c) Each of the issued and outstanding shares of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B of the Bank (“Bank Series B Preferred Stock”) shall be automatically exchanged for one share of Fixed Rate Cumulative Perpetual Preferred Stock, Series B of the Holding Company (“Holding Company Series B Preferred Stock”). Outstanding certificates representing shares of Bank Series B Preferred Stock will thereafter represent an equal number of shares of Holding Company Series B Preferred Stock. As soon as practicable thereafter, the Holding Company will issue new stock certificates representing the shares of Holding Company Series B Preferred Stock received in the Share Exchange. Each holder of Bank Series B Preferred Stock, upon the surrender of his Bank stock certificates to the Holding Company duly endorsed for transfer, will be entitled to receive in exchange therefor a certificate or certificates representing an equivalent number of shares of Holding Company Series B Preferred Stock, but shareholders will not be required to surrender their Bank stock certificates.

(d) Appraisal rights are available to shareholders pursuant to Article 15 of the Virginia Stock Corporation Act, Section 13.1-729 et seq.

(e) Following the Effective Date, shares of Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock issued and outstanding shall, by virtue of the Share Exchange, continue to be issued and outstanding shares and shall be denoted on the books and records of the Bank as held of record by the Holding Company and the Bank shall issue appropriate stock certificates to the Holding Company evidencing such ownership.

3.2 Conversion of Bank Stock Options

(a) On the Effective Date, all rights with respect to Bank Common Stock pursuant to stock options (“Bank Options”) granted by the Bank under the WashingtonFirst Bank 2004 Stock Option Plan, the WashingtonFirst Bank 2005 Stock Awards Plan or the First Liberty National Bancorp, Inc. 2004 Stock Option Plan assumed by the Bank upon its acquisition of First Liberty National Bank (collectively, the “Bank Option Plans”) which are outstanding on the Effective Date, whether or not they are exercisable, shall be converted into and become rights with respect to Holding Company Common Stock, and the Holding Company shall assume each Bank Option in accordance with the terms of the Bank Option Plan under which it was issued and the stock option agreement by which it is evidenced.

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(b) From the Effective Date forward,

(i) each Bank Option assumed by the Holding Company may be exercised solely for shares of Holding Company Common Stock, and

(ii) the number of shares of Holding Company Common Stock subject to each Bank Option shall be equal to the number of shares of Bank Common Stock subject to such option immediately prior to the Effective Date and

(iii) the per share exercise price under each such Bank Option shall be the per share exercise price under each such option prior to the Effective Date and

(iv) the terms and conditions of the respective Bank Option Plans shall be converted into and deemed to be the terms and conditions of the outstanding Holding Company option plans which shall be effective on and continue after the Effective Date.

3.3 Conversion of Bank Warrants

(a) On the Effective Date, all rights with respect to Bank Common Stock pursuant to warrants (“Bank Warrants”) granted by the Bank under the WashingtonFirst Bank 2005 Warrant Incentive Plan, as extended, and the First Liberty Warrant Program assumed by the Bank upon its acquisition of First Liberty National Bank (collectively, the “Bank Warrant Plans”) which are outstanding on the Effective Date shall be converted into and become rights with respect to Holding Company Common Stock, and the Holding Company shall assume each Bank Warrant in accordance with the terms of the Bank Warrant Plan under which it was issued and the warrant certificate by which it is evidenced.

(b) From the Effective Date forward,

(i) each Bank Warrant assumed by the Holding Company may be exercised solely for shares of Holding Company Common Stock, and

(ii) the number of shares of Holding Company Common Stock subject to each Bank Warrant shall be equal to the number of shares of Bank Common Stock subject to such warrant immediately prior to the Effective Date and

(iii) the per share exercise price under each such Bank Warrant shall be the per share exercise price under each such warrant prior to the Effective Date and

(iv) the terms and conditions of the respective Bank Warrant Plan shall be converted into and deemed to be the terms and conditions of the outstanding Holding Company warrant plan which shall be effective on and continue after the Effective Date.

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ARTICLES OF INCORPORATION

OF

WASHINGTONFIRST BANKSHARES, INC.

ARTICLE 1 - CORPORATE NAME

The name of the Corporation is WashingtonFirst Bankshares, Inc.

ARTICLE 2 - PURPOSE

The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

ARTICLE 3 - AUTHORIZED STOCK

A. In General. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue shall be 11,000,000 shares, of which (i) 10,000,000 shares shall be common stock, par value $5.00 per share (“Common Stock”), and (ii) 1,000,000 shares shall be preferred stock, par value $5.00 per share (“Preferred Stock”). The relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the respective classes of capital stock of the Corporation are set forth below in this Article 3.

B. Common Stock.

(1) In General. The Corporation shall be entitled to issue 10,000,000 shares of Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any series of the Preferred Stock upon issuance of any shares of such series of the Preferred Stock.

(2) Dividends. Dividends may be declared and paid on the shares of the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation and subject to any preferential dividend rights of any then outstanding shares of the Preferred Stock.

(3) Voting. Except as expressly provided in these Articles of Incorporation (the “Articles”) or otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and the holders of the outstanding shares of Common Stock shall be entitled to one vote per share on all matters upon which the holders of outstanding shares of Common Stock shall be entitled to vote.

(4) Liquidation. In the event of liquidation of the Corporation, whether voluntary or involuntary, all assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of the outstanding shares of Common Stock, subject to any preferential rights of any shares of the Preferred Stock then outstanding.

C. Preferred Stock.

(1) In General. The Preferred Stock shall consist of 1,000,000 shares. The Board of Directors of the Corporation is hereby empowered, at any time and from time to time, to issue in whole or in part and in one or more series the undesignated shares of Preferred Stock, and to provide for the designation, preferences, limitations and relative rights thereof by adoption of Articles of Amendment to these Articles. Except as otherwise expressly limited by the laws of the Commonwealth of Virginia or by these Articles, the authority of the Board of Directors of the Corporation with respect to each such series shall include, but not be limited to, the fixing and determination of the following:

(a) the designation of such series, the number of shares to constitute such class or series and the stated value thereof if any;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more or less than one vote per share;

(c) the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such series, whether any such dividends shall be wholly or partly cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

(d) whether the shares of such series shall be subject to redemption by or repurchase by the Corporation, and if so, the times, prices and other terms and conditions of such repurchase or redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such

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class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of such class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class; and

(j) the ranking (be it pari passu, junior or senior) of each series as to the payment of dividends, the distribution of assets and all other matters.

(2) Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Series A Designated Preferred Stock”). The authorized number of shares of Series A Designated Preferred Stock shall be 6,633. This Article 3.C(2) constitutes the Certificate of Designations for the Series A Designated Preferred Stock (“Series A Certificate of Designations”).

Part 2. Definitions. The following terms are used in this Series A Certificate of Designations, including the Standard Provisions set forth in Part 4 of this 3.C(2), as defined below:

(a) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(b) “Junior Stock” means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Series A Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(c) “Liquidation Amount” means $1,000 per share of Series A Designated Preferred Stock.

(d) “Minimum Amount” means $1,658,250.

(e) “Parity Stock” means any class or series of stock of the Corporation (other than Series A Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Series A Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

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(f) “Signing Date” means the Original Issue Date.

Part 3. Certain Voting Matters. Holders of shares of Series A Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series A Designated Preferred Stock are entitled to vote, including any action by written consent.

Part 4. Standard Provisions, Series A.

Section 1. General Matters. Each share of Series A Designated Preferred Stock shall be identical in all respects to every other share of Series A Designated Preferred Stock. The Series A Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Series A Certificate of Designations. The Series A Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Series A Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Series A Certificate of Designations” means the Series A Certificate of Designations, or comparable instrument relating to the Series A Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

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(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a) of these Standard Provisions.

(i) “Dividend Record Date” has the meaning set forth in Section 3(a) of these Standard Provisions.

(j) “Liquidation Preference” has the meaning set forth in Section 4(a) of these Standard Provisions.

(k) “Original Issue Date” means the date on which shares of Series A Designated Preferred Stock are first issued.

(l) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(m) “Preferred Director” has the meaning set forth in Section 7(b) of these Standard Provisions.

(n) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Designated Preferred Stock.

(o) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(p) “Standard Provisions” mean these Standard Provisions, set forth in this Part 4 of this Article 3.C(2), that form a part of the Series A Certificate of Designations relating to the Series A Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a) of these Standard Provisions.

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Series A Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Series A Certificate of Designations any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

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Section 3. Dividends.

(a) Rate. Holders of Series A Designated Preferred Stock shall be entitled to receive, on each share of Series A Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Series A Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series A Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Series A Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series A Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Series A Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Series A Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series A Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Series A Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series A Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of

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Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount), on all outstanding shares of Series A Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A Designated Preferred Stock on the applicable record date).

The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Series A Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Series A Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Designated Preferred Stock (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Series A Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including

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Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series A Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Designated Preferred Stock shall be entitled to receive for each share of Series A Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series A Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) of these Standard Provisions above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series A Designated Preferred Stock as to such distribution, holders of Series A Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series A Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Series A Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option,

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subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Series A Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) of these Standard Provisions below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, the amount equal to any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Series A Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) of these Standard Provisions below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, an amount equal to any accrued and unpaid dividends (including, if applicable as set forth in Section 3(a) of these Standard Provisions above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Series A Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Series A Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 of these Standard Provisions above.

(b) No Sinking Fund. The Series A Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Series A Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series A Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the

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books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Designated Preferred Stock.

Notwithstanding the foregoing, if shares of Series A Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Series A Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Series A Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Series A Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Designated Preferred Stock).

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Section 6. Conversion. Holders of Series A Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Series A Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Series A Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series A Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount), on all outstanding shares of Series A Designated Preferred Stock have been declared and paid in full, at which time such right shall terminate with respect to the Series A Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors.

Upon any termination of the right of the holders of shares of Series A Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Series A Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Series A Designated Preferred Stock are outstanding, in addition to any other vote or consent of

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stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Series A Certificate of Designations for the Series A Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series A Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series A Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Series A Certificate of Designations for the Series A Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) of these Standard Provisions below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Series A Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series A Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Designated Preferred Stock.

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(d) Changes after Provision for Redemption. No vote or consent of the holders of Series A Designated Preferred Stock shall be required pursuant to Section 7(c) of these Standard Provisions above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series A Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 of these Standard Provisions above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series A Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series A Designated Preferred Stock may deem and treat the record holder of any share of Series A Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series A Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Series A Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Series A Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Series A Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Series A Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

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(3) Fixed Rate Cumulative Perpetual Preferred Stock, Series B

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B” (the “Series B Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 333.66834. This Article 3.C(3) constitutes the Certificate of Designations for the Series B Designated Preferred Stock (“Series B Certificate of Designations”).

Part 2. Definitions. The following terms are used in this Series B Certificate of Designations, including the Standard Provisions set forth in Part 4 of this 3.C(3), as defined below:

(a) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(b) “Junior Stock” means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series B Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(c) “Liquidation Amount” means $1,000 per share of Series B Designated Preferred Stock.

(d) “Minimum Amount” means $83,000.

(e) “Parity Stock” means any class or series of stock of the Corporation (other than Series B Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Series B Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Designated Preferred Stock.

(f) “Signing Date” means the Original Issue Date.

Part 3. Certain Voting Matters. Holders of shares of Series B Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series B Designated Preferred Stock are entitled to vote, including any action by written consent.

Part 4. Standard Provisions, Series B

Section 1. General Matters. Each share of Series B Designated Preferred Stock shall be identical in all respects to every other share of Series B Designated Preferred Stock. The Series B Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of

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these Standard Provisions that form a part of the Series B Certificate of Designations. The Series B Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Series B Designated Preferred Stock:

(a) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(e) “Series B Certificate of Designations” means the Series B Certificate of Designations or comparable instrument relating to the Series B Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(f) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(g) “Dividend Period” has the meaning set forth in Section 3(a) of these Standard Provisions.

(h) “Dividend Record Date” has the meaning set forth in Section 3(a) of these Standard Provisions.

(i) “Liquidation Preference” has the meaning set forth in Section 4(a) of these Standard Provisions.

(j) “Original Issue Date” means the date on which shares of Series B Designated Preferred Stock are first issued.

(k) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(l) “Preferred Director” has the meaning set forth in Section 7(b) of these Standard Provisions.

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(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

(o) “Standard Provisions” mean these Standard Provisions that form a part of the Series B Certificate of Designations relating to the Series B Designated Preferred Stock.

(p) “Successor Preferred Stock” has the meaning set forth in Section 5(a) of these Standard Provisions.

(q) “Voting Parity Stock” means, with regard to any matter as to which the holders of Series B Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Series B Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Series B Designated Preferred Stock shall be entitled to receive, on each share of Series B Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 9.0% on (i) the Liquidation Amount per share of Series B Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series B Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date.

In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

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Dividends that are payable on Series B Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series B Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Series B Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series B Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Series B Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series B Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Series B Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series B Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount), on all outstanding shares of Series B Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series B Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (iii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend

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Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Series B Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Series B Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series B Designated Preferred Stock (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Series B Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series B Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B Designated Preferred Stock shall be entitled to receive for each share of Series B Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series B Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) of these Standard Provisions above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series B Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation

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ranking equally with Series B Designated Preferred Stock as to such distribution, holders of Series B Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series B Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Series B Designated Preferred Stock may not be redeemed prior to the later of (i) first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date; and (ii) the date on which all outstanding shares of Series A Designated Preferred Stock have been redeemed, repurchased or otherwise acquired by the Corporation. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Series B Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) of these Standard Provisions below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, the amount equal to any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency and subject to the requirement that all outstanding shares of Series A Designated Preferred Stock shall previously have been redeemed, repurchased or otherwise acquired by the Corporation, may redeem, in whole or in part, at any time and from time to time, the shares of Series B Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) of these Standard Provisions below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, an amount equal to any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount)(regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business

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Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Series B Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Series B Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 of these Standard Provisions above.

(b) No Sinking Fund. The Series B Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Series B Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series B Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Designated Preferred Stock.

Notwithstanding the foregoing, if shares of Series B Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Series B Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

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(d) Partial Redemption. In case of any redemption of part of the shares of Series B Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Series B Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series B Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series B Designated Preferred Stock).

Section 6. Conversion. Holders of Series B Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Series B Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Series B Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series B Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to

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fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) of these Standard Provisions above, dividends on such amount), on all outstanding shares of Series B Designated Preferred Stock have been declared and paid in full, at which time such right shall terminate with respect to the Series B Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors.

Upon any termination of the right of the holders of shares of Series B Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Series B Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Series B Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Series B Certificate of Designations for the Series B Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series B Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series B Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Series B Certificate of Designations for the Series B Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) of these Standard Provisions below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series B Designated Preferred Stock; or

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(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series B Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Series B Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series B Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series B Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series B Designated Preferred Stock shall be required pursuant to Section 7(c) of these Standard Provisions above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series B Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 of these Standard Provisions above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series B Designated Preferred Stock is listed or traded at the time.

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Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series B Designated Preferred Stock may deem and treat the record holder of any share of Series B Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series B Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Series B Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series B Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Series B Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Series B Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Series B Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLE 4 - PREEMPTIVE RIGHTS

Stockholders of the Corporation shall not have the preemptive right to acquire unissued shares of any class of stock of the Corporation.

ARTICLE 5 - CUMULATE VOTING

Stockholders of the Corporation shall not have cumulative voting rights.

ARTICLE 6 - LIMITATION ON LIABILITY AND INDEMNIFICATION

Section 1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

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Section 2. To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

Section 3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any director, and to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

Section 4. Notwithstanding any other provisions in this Article 6, the Corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 5. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

Section 6. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article 6 shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnity. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

Section 7. The provisions of this Article 6 shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with

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respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

Section 8. Reference herein to directors, officers, employees or agents shall include former directors, officer, employees and agents and their respective heirs, executors and administrators.

ARTICLE 7 - REGISTERED AGENT

The name of the Corporation’s initial Registered Agent is Shaza L. Andersen. The initial Registered Agent is an individual who is a resident of Virginia and an initial director of the corporation. The Corporation’s initial registered office address, which is identical to the business office address of the initial Registered Agent, is 11636 Plaza America Drive, Fairfax County, Reston, VA 20190.

ARTICLE 8 - DIRECTORS

The number of directors constituting the entire board shall be not less than three (3) nor more than twenty (20), the exact number of which shall be as stated or fixed in accordance with the Corporation’s By-Laws, provided that the number of directors shall not be reduced as to shorten the term of any director then in office. The directors shall be divided into three (3) groups, Group I, Group II and Group III, as nearly equal in number as possible. At the first annual meeting of stockholders of the Corporation, directors of Group I shall be elected for a term of one (1) year, directors of Group II shall be elected for a term of two (2) years, and directors of Group III shall be elected for a term of three (3) years. After the expiration of their initial term of office, directors of each group shall be elected for three (3) year terms. All directors shall remain in office until their successors have been duly elected by the stockholders and qualified.

The initial directors of the Corporation shall be:

Group I	Shaza L. Andersen
Group II	William C. Oldaker
Group III	Joseph S. Bracewell

ARTICLE 9 - VOTE REQUIRED FOR CERTAIN TRANSACTIONS

An amendment of the Corporation’s Articles of Incorporation, a Plan of Merger or Share Exchange, a transaction involving the sale of all or substantially all of the Corporation’s assets other than in the regular course of business, and a Plan of Dissolution shall be approved by a vote of the majority of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds (2/3) of the directors in office at the time such approval and recommendation. If the transaction is not so approved and recommended by at least two-thirds (2/3) of the directors in office, then the transaction shall be approved by the vote of eighty percent (80%) or more of all votes entitled to be cast on such transaction by such voting group entitled to vote on the transaction.

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ARTICLE 10 - FACTORS TO BE CONSIDERED IN CERTAIN TRANSACTIONS

The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects of the proposed transaction on the depositors, employees, customers, and other constituents of the Corporation and its subsidiaries and of the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors’ evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

ARTICLE 11 - DURATION

The corporate existence of the Corporation shall continue until terminated in accordance with the laws of the Commonwealth of Virginia.

Dated: February 24, 2009

WASHINGTONFIRST BANKSHARES, INC.

/s/ Jacob A. Lutz, III
By: Jacob A. Lutz, III
Incorporator

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